Exhibit 1.1

These Articles of Association are an unofficial translation of the Articles of Association in Hebrew adopted by the Company.

The Articles of Association will take effect upon the public issuance of the Company

Articles of Association

of

Redhill Biopharma Ltd.
(“Company”)

Table of Contents

1.	Introduction	3
2.	A Public Company	4
3.	Donations	4
4.	Company's Objectives	4
5.	Limitation of Liability	4
6.	Amendments to the Articles of Association	5
7.	Share Capital.	5
8.	Issuance of Shares and Other Securities	5
9.	The Register of Shareholders of the Company and Issue of Share Certificates	6
10.	Transfer of the Company's Shares	7
11.	Bearer Share Warrant	9
13.	Alteration of Share Capital	9
14.	Powers of the General Meeting	11
15.	Annual and Special General Meetings	11
16.	Proceedings at General Meetings	12
17.	Votes of Shareholders	12
18.	Appointment of a Voting Proxy	13
19.	Appointment of Directors and Termination of Their Office	15
20.	Chairman of the Board of Directors	18
21.	Directors’ Actions	18
22.	Validity of Actions and Approval of Transactions	19
23.	General Manager	20
24.	Internal Auditor	20
26.	Auditor	21
27.	Distribution and Allocation of Bonus Shares	21
28.	Dividends and Bonus Shares	21
29.	Acquisition of Company Shares	24
30.	Exemption of Officeholders	24
31.	Indemnification of Officeholders	24
32.	Officeholders’ Insurance	25
33.	Exemption, Indemnification and Insurance - General	26
34.	Merger	26
35.	Liquidation	26
36.	Reorganization of the Company	27
37.	Notices	27

1.	Introduction

1.1	In these Articles, each of the terms set forth below shall have the meaning set forth opposite it:

Law -	The provisions of any law applicable in the State of Israel.
Administrative Proceeding -
A proceeding pursuant to Chapter H3 (Imposing Monetary Sanction by the ISA), H4 (Imposing Administrative Enforcement Measures by the Administrative Enforcement Committee) and/or I1 (Conditioned Arrangement for Avoidance of Taking Action of for Stopping Action) of the Securities Law, as amended from time to time

The Companies Law -	The Companies Law, 5759 – 1999; or any provision of law superseding same.
The Securities Law -	The Securities Law, 5728 – 1968; or any provision of law superseding same.
Business Day -	A day on which most of the banks in Israel are open for the performance of transactions.
Writing -
Print and any other form of imprinting words including documents transmitted in writing via facsimile, by telegraph, telex, email, computer or in any other electronic means of communication, creating or allowing the creation of any copy and/or printed output of the document.

Securities -	As defined in Section 1 of the Securities Law.
Incapacitated -	A person declared incapacitated pursuant to the Legal Capacity and Guardianship Law, 5722 – 1962.
Companies Ordinance -	The Companies Ordinance [New Version], 5743 – 1983, or any provision of law superseding same.
Simple Majority -	A majority of over one half of the votes of the shareholders entitled to vote who have voted in person or by proxy or by means of a voting paper, other than abstainees.
A majority of 75% -	A majority of 75% or more of the votes of the shareholders entitled to vote who have voted in person or by proxy or by means of a voting paper, other than abstainees.
Articles of Association -	The Company's articles of association as per the wording herein or as duly modified, from time to time, either expressly or under any law.
The Companies Regulations -	Regulations enacted by virtue of the Companies Law and/or by virtue of the Companies Ordinance.
Securities Regulations -	Regulations enacted by virtue of the Securities Law.
Related Corporation -
A corporation controlling the Company directly and/or indirectly and/or any corporation directly and/or indirectly controlled by such corporation and/or any corporation controlled by the Company, directly and/or indirectly.

1.2	In these Articles, reference to any organ or officeholder is to organs or officeholders of the company.

1.3
The provisions of sections 3-10 of the Interpretation Law, 5741 – 1981, shall also apply, mutatis mutandis, to the interpretation of these Articles, where there is no other provision in respect of such matter and where such matter or the context thereof, contain nothing which does not comply with such applicability.

Save for the provisions of this Article, any word or term in these Articles shall have the meaning imparted to them in the Companies Law, and where there is no such meaning in the Companies Law, then the meaning imparted to them in the Companies Regulations, and where there is no such meaning, then the meaning imparted to them in the Securities Law, and where there is no such meaning, then the meaning imparted to them in the Securities Regulations and where there is no such meaning, then the meaning imparted to them in any other law, all where the meaning imparted as aforesaid is not in conflict with the context where such word or expression appears or with the purpose of the relevant provision in these Articles.

In case of reference in these Articles to a provision of law, and such provision has been revised or revoked, such provision shall be deemed valid and as though it were part of the Articles, unless in consequence of such revision or cancellation, such provision has no effect.

The provisions of these Articles are designed to add to and contract out the provisions stipulated in the Companies Law. In the event that any of the provisions of these Articles is in contravention of that permitted under law, the provisions of these Articles shall be interpreted to the extent possible in accordance with the provisions of the law.

2.	A Public Company

  The Company is a public company.

3.	Donations

The Company may make donations, even if the donation is not made as part of commercial considerations.

4.	Company's Objectives

The Company shall engage in any lawful business.

5.	Limitation of Liability

The liability of the shareholders of the Company is limited, each of them to full payment of the amount that he has undertaken to pay for the shares allocated to him at the time of the allocation.

6.	Amendments to the Articles of Association

The Company may amend any of the provisions of these Articles or substitute these Articles for other Articles, by means of a resolution passed by the a simple majority at a general meeting, apart from the provisions of Sub-Articles 14.1, 14.2, 19.1 and 19.2 herein, the amendment or replacement of which is subject to a resolution to be passed by a majority of 75% at a general meeting.

Chapter Two - The Share Capital of the Company

7.	Share Capital.1

7.1
The Company's registered share capital is NIS 2,000,000, divided into 200,000,000 registered Ordinary Shares of NIS 0.01 par value each (hereinafter: "share", "ordinary share", "shares" or "ordinary shares", as the case may be). Each share confers a right to receive invitations to participate in and vote at the general meetings. A shareholder shall have one vote for every fully paid up share that he holds. All Shares have equal rights inter se with respect to dividend, distribution of bonus shares or any other distribution, capital refund and participation in distribution of surplus of Company assets upon liquidation.

7.2	The provisions of these Articles in relation to shares, shall also apply, mutatis mutandis, to other securities to be issued by the Company.

8.	Issuance of Shares and Other Securities

8.1
No Priority Right - the existing shareholders of the Company shall not have a priority right, a right of preference, or any other right whatsoever to acquire the Company's securities.  The board of directors may, at its exclusive discretion, first offer the Company's securities to all or any of the current shareholders.

8.2	Redeemable Securities

The Company may issue redeemable securities, with rights attached to them and subject to such terms and conditions as shall be prescribed by the board of directors.

8.3
Commissions - the Company may pay any person a commission (including underwriting fees) in consideration of underwriting services, marketing or distribution of the Company's securities, either conditionally or unconditionally, on such terms and conditions as shall be prescribed by the board of directors.  Payment as aforementioned in this Article can be made either in cash or in securities of the Company, or some of them in one way and some of them in another way.

1 Subject to the provisions of Section 46.B. of the Securities Law, pursuant to which so long as the Company's shares are listed for trading on the Stock Exchange, the Company's share capital will consist of one class of shares.

8.4
The board of directors may introduce distinctions between holders of the Company's securities in relation to the terms and conditions of allocation of the Company’s securities and the rights attached to such securities and may also vary such terms and conditions, including waiving some of them.  The board of directors may further issue calls to the holders of securities for payment of the money that has not yet been paid for the securities held by them.

8.5
Any payment on account of a share shall be credited initially on account of the nominal value and only then on account of the premium for each share, unless otherwise prescribed in the terms of the allocation.

8.6
A shareholder will not be entitled to his rights as a shareholder, including to a dividend, unless he has paid the amounts in full in accordance with the terms of the allocation, with the addition of interest, linkage and expenses, if there were any, and all if not otherwise prescribed in the terms of the allocation.

8.7
The board of directors may forfeit as well as sell, re-allocate or otherwise transfer any security as it shall decide, in respect of which the full consideration has not been paid, including for nil consideration.

8.8
The forfeiture of a security shall result, at the time of such forfeiture, in the revocation of any right in the Company and any claim or demand against it in relation to such security, except for such rights and obligations as are excluded from this rule in accordance with these Articles or which the law confers on or imposes on a former shareholder.

9.	The Register of Shareholders of the Company and Issue of Share Certificates

9.1
The secretary of the Company or whoever is appointed for such purpose by the board of directors of the Company shall be responsible for keeping a Register of the Company's Shareholders. A shareholder is entitled to receive from the Company, free of charge, within two months after the allocation or the registration of the transfer (unless the terms of the issue stipulate another period of time), one certificate or a number of certificates, at the Company's discretion, in respect of all the shares that are registered in his name, which shall specify the number of shares, and any other detail that is important in the opinion of the board of directors. In the event of a jointly held share, the Company shall not be required to issue more than one certificate to all the joint holders, and delivery of such a certificate to one of the joint holders shall be deemed to be delivery to all of them.

9.2	The board of directors may close the register of shareholders for a total period of up to 30 days annually.

9.3
Every certificate shall bear the seal or stamp of the Company or its printed name and shall bear the signature of one director and the Company secretary, or of two directors or of any other person who has been appointed by the board of directors for such purpose.

9.4
The Company may issue a new certificate in lieu of a certificate that was issued and was lost, defaced, or destroyed, on the basis of such proof and guarantees as the Company may require, and after payment of an amount that shall be prescribed by the board of directors and the Company may also, in accordance with a resolution of the board of directors, replace existing certificates with new certificates free of charge subject to such conditions as the board of directors shall stipulate.

9.5
Where two or more persons are registered as the joint holders of a share, each of them may confirm receipt of a dividend or other payments for such share and his confirmation will bind all holders of such share.

9.6
The Company is entitled to recognize a holder of a share as a trustee and to issue a share certificate in the name of the trustee provided that the trustee has notified the Company of the identity of the beneficiary of the trust.  The Company will not be bound to or be required to, recognize a right that is based on the rules of equity or a right that is subject to a condition, or a future right or a partial right to a share, or any other right in relation to a share, other than the absolute right of the registered holder in respect of any share, unless this is done on the basis of a judicial decision or in accordance with the requirements of any law.

10.	Transfer of the Company's Shares2

10.1	The Company shares are transferable.

10.2
No transfer will be registered of shares that are registered in the register of shareholders in the name of a registered shareholder, unless an original, signed deed of transfer of the shares has been submitted to the Company (hereinafter:  "deed of transfer"), unless otherwise stipulated by the board of directors of the Company.  The deed of transfer shall be drawn up in the form set out hereunder or in such other format as is as similar as possible to it or in another format which shall be approved by the board of directors.

Deed of Transfer

I, _______________ Identity Card No. / Corporate No. ____________________ (hereinafter:  "the transferor") of _______________ hereby transfer to _________________ Identity Card No. / Corporate No. ____________________ (hereinafter:  "the transferee") of _________________ in consideration of the sum of NIS __________________  that he has paid to me,  ________ shares, each having a nominal value of NIS _________, which are marked by the numbers ______ to ___________ inclusive, of _____________Ltd. (hereinafter:  "the Company"), and they shall be in the possession of the transferee, his estate administrators, guardians, and his duly authorized representatives, in accordance with the conditions under which I personally held the shares at the time of signature of this deed, and I, the transferee, agree to accept the said shares in accordance with the conditions set out above and subject to the Company 's Articles, such as they are from time to time.
In Witness Whereof we have signed, this __ day of the month of _____, in the year _____

Transferor -	Transferee
Name: ______________	Name: ______________
Signature: ______________	Signature: ______________

Witness to the Transferor's Signature:	Witness to the Transferee's Signature:
Name: ________, Advocate	Name: ________, Advocate
Signature: ____________	Signature: ____________

2 So long as the Company shares are listed for trading on the stock exchange, the Company shares will be registered in the name of the nominee company and the share transfer will be carried out via the nominee company and not as prescribed in Sub-Articles 10.1-10.4 of these Articles.

Neither a transfer of non-fully paid up shares or of shares over which the Company has a lien or a charge shall be valid unless it has been approved by the board of directors, which may, at its absolute discretion and without giving any reasons, refuse to register such a transfer.

The board of directors may refuse a transfer of shares as aforesaid and the board of directors may also make such a transfer of shares conditional on an undertaking by the transferee, in such scope and in such manner as the board of directors shall stipulate, or settle the transferor's liabilities in respect of such shares or the liabilities in respect of which the Company has a lien or a charge over such shares.

10.3	The transferor shall continue to be deemed to be the holder of the shares being transferred until such time as the name of the transferee is registered in the Company's register of shareholders.

10.4
A deed of transfer shall be submitted to the registered office of the Company for registration together with the certificates of registration of the shares that are about to be transferred (if such certificates have been issued) and any other proof which the Company shall require as to the title of the transferor to such shares or his right to transfer them.

10.5
A joint shareholder who wishes to transfer his right in a share but is not in possession of the share certificate, will not be bound to attach the share certificate to the transfer deed provided that in the transfer deed it is stated that the transferor is not in possession of the share certificate in respect of the share in which his right is being transferred and that the share being transferred is held jointly with others, together with their particulars.

10.6	The Company may require payment of a fee for registration of the transfer of such an amount or at such rate as the board of directors shall determine from time to time.

10.7
Upon the death of a holder of shares in the Company, the Company will recognize guardians, estate administrators or executors, and if there are no such persons, the lawful heirs of the shareholder, as parties with the sole right to the shares of the shareholder, after the entitlement thereto is substantiated in such manner as shall be determined by the board of directors.

10.8
In the event that a deceased shareholder held shares jointly with others, the Company will recognize the survivor as a shareholder in respect of the said shares, unless all the joint holders of the share have notified the Company in writing prior to the death of one of them, of their wish that the provisions of this Article shall not apply, provided that this shall not absolve the estate of a joint holder of a share from any obligation whatsoever that the joint holder would have had in respect of such share had he not passed away.

10.9
A person who acquires a right to shares by virtue of being a guardian, estate administrator, heir of a shareholder, a receiver, liquidator or trustee in bankruptcy of a shareholder or in accordance with any other legal provision, may, if and when he proves his right as such may be required by the board of directors, be registered as the shareholder or may transfer such shares to another person, subject to the provisions of the Articles in relation to a transfer.

10.10
A person who acquires a right to a Share as a result of a transfer thereof by operation of law, will be entitled to a dividend and to the other rights in respect of such share and he may also accept and give receipts for a dividend or for other payments payable in respect of such share; however, he will not be entitled to receive notices regarding the general meetings of the Company (insofar as such a right exists), and to participate at or vote at such meetings in connection with such share or to exercise any right whatsoever, which the share confers, except as aforesaid, until after he is registered in the register of shareholders.

11.	Bearer Share Warrant

The Company will not issue bearer share warrants.

12.	Lien on Shares

12.1
The Company shall have a first charge and a lien over all the shares that are not fully paid up, which are registered in the name of any shareholder, and over the proceeds of sale thereof, in relation to monies (whether or not the time for payment thereof has fallen due), payment of which has already been called or which are to be paid at a fixed time in respect of such shares. The Company shall also have a first charge over all the shares (except fully paid up shares) that are registered in the name of any shareholder as  security for monies that are due from him or from his assets, whether his liability is individual or jointly with others. The said charge shall also apply over such dividends as have been declared from time to time in respect of such shares.

12.2
The board of directors may sell the shares to which the charge applies for the purpose of realizing the charge and lien, or any part thereof, in any manner as it sees fit.   No such sale shall proceed until after written notification has been given to such shareholder as to the intention of the Company to sell them, and the amounts have not been paid within fourteen days after such notification. The net proceeds of any such sale, after payment of the sale expenses, shall be utilized in discharging the debts or obligations of such shareholder and the balance (if any remains) shall be paid to him.

12.3
Where a sale of shares has occurred in order to realize a charge or a lien by the prima facie exercise of the powers vested as aforesaid, the board of directors may register such shares in the register of shareholders, in the name of the purchaser, and the purchaser will be under no obligation to examine the propriety of the transaction or the way in which the purchase price is used.   Following registration of the said shares in the register of shareholders in the name of the purchaser, no person shall have the right to challenge the validity of the sale.

13.	Alteration of Share Capital3

The general meeting may resolve at any time to take one of the following actions, provided that a resolution of the general meeting as aforesaid has been adopted by a simple majority.

13.1	Increase of the Registered Share Capital

To increase the registered share capital of the Company, irrespective of whether or not all the shares registered at that time have been issued. The increased capital will be divided into ordinary shares with equal rights.

13.2	Consolidation and Division of Share Capital

To consolidate and re-divide some or all of its share capital into shares of a greater or smaller nominal value than that which is specified in the Articles. In a case in which, as a result of such consolidation, shareholders whose shares have been consolidated are left with fractions of shares, the board of directors may, if it receives approval thereto from the general meeting in the resolution as to consolidation of capital as aforesaid:

A.
Sell the aggregate of all the fractions, and for this purpose appoint a trustee in whose name the share certificates containing the fractions shall be issued, and the trustee shall sell the said fractions, and the proceeds received less commissions and expenses shall be distributed to eligible shareholders. The board of directors will be entitled to decide that shareholders who are entitled to the consideration, which is less than an amount that it shall stipulate, will not receive a consideration from the sale of the said fractions, and their share in the sale proceeds shall be distributed among such shareholders who are entitled to a consideration that exceeds the stipulated amount, pro rata to the consideration to which they are entitled;

B.
To allocate to all holders of shares in respect of whom the consolidation and the re-division leaves them with a fraction of a share, shares of the class of shares which, before such consolidation, are fully paid up, in such a number that their consolidation with the fraction will be sufficient for one complete consolidated share, and such an allocation shall be deemed as being effective immediately prior to such consolidation;

C.
Determine that shareholders shall not be entitled to receive a consolidated share in respect of a fraction of a consolidated share, which derives from the consolidation of half or less of the number of shares whose consolidation creates one consolidated share, and they shall be entitled to receive a consolidated share in respect of a fraction of a consolidated share which derives from the consolidation of more than half of the number of shares whose consolidation creates one consolidated share.

In the event that an action taken in accordance with sub-paragraphs (b) or (c) above requires the issue of additional shares, payment therefor shall be made in the manner in which bonus shares may be repaid.  Consolidation and division as aforesaid shall not be deemed to be a variation of the rights of the shares forming the subject of the consolidation and division.

3 Subject to the provisions of Section 46.B. of the Securities Law, pursuant to which so long as the Company's shares are listed for trading on the Stock Exchange, the Company's share capital will consist of one class of shares.

13.3	Cancellation of Un-allocated Registered Share Capital

To cancel registered share capital which has not yet been allocated provided that the Company is under no obligation to allocate such shares.

13.4	Split of Share Capital

To split some or all of the Company's share capital, into shares with a smaller nominal value than that which is prescribed in the articles of association by division of some or all of the Company shares, at that time.

Chapter Three - General Meetings

14.	Powers of the General Meeting

14.1	Subjects within the authority of the General Meeting

Resolutions of the Company in respect of the following matters shall be passed by the general meeting:

14.1.1	Changes to the Articles.

14.1.2
Exercise of the powers of the board of directors, provided that the general meeting has decided by a majority of 75% of the votes of shareholders who are entitled to vote and have voted either in person or by proxy, that the board of directors is incapable of exercising its powers and further that the exercise of its powers is essential for the proper management of the Company.

14.1.3	Approval of actions or transactions requiring approval of the general meeting pursuant to the provisions of Sections 255 and 268 to 275 of the Companies Law.

14.1.4	Any decision that, by law or under the Articles, must be passed by a resolution of a general meeting.

14.1.5	Any power which, by law, is vested in the general meeting.

14.2	Power of the General Meeting to Transfer Powers between the Company's Organs

The general meeting may by a majority of 75% of the votes of shareholders who are entitled to vote and have voted either in person or by proxy, assume such powers as are vested in another organ and may also transfer powers that are vested in the general manager to the authority of the board of directors, and all either in respect of a particular matter or for a particular period of time which shall not exceed the period of time required under the circumstances.

15.	Annual and Special General Meetings

15.1	Notice of a General Meeting

The Company is not obliged to give notice of a general meeting to shareholders except in so far as this is mandatory by law.

The notice of a general meeting shall specify the place and the time for the convening of the meeting, its agenda, a summary of the proposed resolutions and any other detail as may be required under law.

16.	Proceedings at General Meetings

16.1	Quorum

No general meeting may proceed unless a quorum is present at the time of the deliberation. Two shareholders who are present in person or by proxy and who hold or represent at least twenty five percent (25%) of the voting rights in the Company shall constitute a quorum.  For the purpose of a quorum, a shareholder or his proxy, who also acts as proxy for other shareholders, shall be deemed to be two or more shareholders, depending on the number of shareholders that he represents.

16.2	Postponement of the General Meeting in the Absence of a Quorum

Where half an hour has elapsed from the time designated for the meeting and no quorum is present, the meeting shall be postponed to the business day following the day of the meeting, at the same time and at the same place or to such other day, time and place as shall be prescribed by the board of directors in a notification to the shareholders.  The Company shall give notice, via an immediate report, of postponement of the meeting and the time of the holding of the adjourned meeting.

Where no quorum is present at such adjourned meeting as aforesaid, at least one shareholder, who is present either in person or by a proxy, shall be deemed as a quorum, except where such meeting has been called at the demand of shareholders.

16.3	Chairman of the General Meeting

The Chairman of the board of directors shall chair any general meeting, and, in his absence, it shall be chaired by whoever is appointed for such purpose by the board of directors. In the absence of a chairman, or if he has not appeared at the meeting after 15 minutes from the time designated for the meeting, the shareholders present at the meeting shall, in person or by proxy, elect one of the directors or the officeholders of the Company present at the meeting as chairman, or if no director or officeholder is present, or where all of them refuse to chair the meeting, one of the shareholders present, or one of the officeholders present, shall be elected to chair the meeting.

The chairman of the meeting shall not have an additional or casting vote.

The decision by the chairman that a resolution at the general meeting was passed unanimously or by a specific majority or was rejected and the minutes of the general meeting signed by the chairman shall serve as prima facie evidence of that stated therein.

17.	Votes of Shareholders

17.1
Majority - resolutions at the general meeting shall be passed by a simple majority unless another majority is required by law or in accordance with the provisions of Articles 6, 14.1.2, 14.2, 19.1, 19.2.5 and 19.2.6 of these Articles. Checking the majority will be carried out by means of counting of votes, where each shareholder will have one vote per each share held by him.

17.2	Confirmation of title - a shareholder must furnish the Company with confirmation of title at least two business days prior to the date of the general meeting. The Company may waive such requirement.

17.3	Vote of a legally incapacitated party - a legally incapacitated party may only vote by a trustee, natural guardian or other legal guardian. Such persons may vote either in person or by proxy.

17.4
Vote of joint holders of a share - where two or more shareholders are the joint holders of a share, one of them shall vote, either in person or by proxy. Where more than one joint holder wish to participate in a vote, only the first of the joint holders will be able to vote.   For such purpose the first of the joint holders shall be deemed to be the person whose name is recorded first in the register of shareholders.

17.5
The manner of voting and the counting of votes shall be done in accordance with the provisions of the Companies Law.  A resolution at a general meeting shall be passed if it has received such majority as it is required to receive under law or in accordance with the provisions of these Articles.

18.	Appointment of a Voting Proxy

18.1	Voting by Proxy

A shareholder may appoint a proxy to participate in and vote in his place, either at a particular general meeting or generally at the general meetings of the Company, provided that the written document authorizing the appointment of a proxy has been delivered to the Company at least 48 hours prior to the date of the general meeting, unless the Company has waived such requirement.  A proxy need not be a shareholder of the Company.

If such proxy is not for a particular general meeting, a proxy that has been deposited prior to one general meeting shall also hold good for other subsequent general meetings.

The foregoing shall also apply to a shareholder that is a corporation and which appoints a person to participate in and vote in its place at the general meeting.

18.2	Format of the Proxy

The proxy shall be signed by the shareholder or by the person who is duly authorized in writing for such purpose, and where the appointing party is a corporation it shall be signed in such manner as binds such corporation. The Company may require that it be furnished with written confirmation to its satisfaction as to the fact of the due authority of the signatories to bind such corporation. A proxy shall be drawn up in the form specified hereunder. The Company secretary or the board of directors of the Company may, at their discretion, accept a proxy in a different form, including in the English language, provided that the variations are not fundamental. The Company will only accept an original proxy or a copy of the proxy, provided that the same is duly authenticated by a notary or by an attorney at law holding an Israeli license.

Proxy

To:	Date: _____________________
[Name of Company
Corporate address:]
Dear Sir or Madam;
Re: Annual / special general meeting of _______________ (the "Company")
to be held on ______________(The "Meeting")
I the undersigned ____________________, Identity Card/Registration No. _______, of _____________Street ________________ being the registered holder of _____________(*) ordinary shares of NIS____ par value each, hereby empower _________________ Identity Card No. (**)_________________ and/or _________ Identity Card No. _____________and/or ______________Identity Card No. __________to participate in and vote on my behalf and instead of me at the aforementioned meeting and at any adjourned meeting of the aforesaid meeting of the Company/at any general meeting of the Company, until I notify you otherwise.
_________________
Signature

(*)
A registered shareholder may issue a number of proxies, each of them in reference to another quantity of shares of the Company held by him, provided that he shall not issue proxies for a quantity of shares that is greater than the quantity of shares held by him.

(**)	In the event that the proxy does not hold an Israeli Identity Card, both the passport number and the country of its issue shall be stated instead.

18.3	Validity of Proxy

A vote in accordance with a proxy shall be lawful even if the appointing party has previously died or has become legally incapacitated or has become bankrupt or, in the event of a corporation - has been wound up, or has cancelled the proxy, or transferred the share in respect of which it was given, other than if notification in writing that such an event has occurred has been received at the registered office of the Company prior to the meeting.

18.4	Disqualification of Proxies

Subject to the provisions of any law, the Company secretary will be entitled at his discretion, to disqualify proxies if a reasonable concern exists that they are forged or that they have been furnished in respect of shares for which other proxies have been issued.

18.5	Voting by Voting Papers

In accordance with these Articles and the provisions of the Companies Law and the regulations enacted thereunder, the Company shareholders shall be given the option to vote at general meetings of the Company by means of voting papers, on all such matters as are obligatory by law as well as on such matters in respect of which the board of directors shall decide from time to time to allow a vote by means of voting papers.

Chapter Four - The Board of Directors

19.	Appointment of Directors and Termination of Their Office

19.1
The number of directors - the number of directors of the Company shall not be less than five (5) and not more than seven (7) (not including the outside directors whose appointment is required under law), unless otherwise decided by the general meeting by a majority of 75%.

19.2	Appointment of Directors at an Annual Meeting and their Replacement

19.2.1
The Company directors serving in office (who are not outside directors), will be divided into three groups, one third each, which will hereinafter be referred to as: the "First third to the Third Third"). If the number of directors is not a multiplication of three, each of the two groups - the first third to the second third - will include another number, being a number which is closest to and more than a third, while the group of the third third will consist of the remaining directors (who are not outside directors). The initial division into thirds will be carried out pursuant to the board of directors' resolution with respect to such division, and the rule that will apply is that the division be carried out in accordance with the director's seniority on the board of directors, the most senior directors being included in the first third, and so forth. Should the number of directors vary, the number of directors in each group will vary in accordance with the aforesaid rule.

19.2.2
At the first annual meeting of the Company shareholders to be held after the Company has become a public company (in 2011), the office of the directors included in the first third will terminate and they will be put up for re-appointment at that meeting.

At the second annual meeting of the Company shareholders to be held after the Company has become a public company (in 2012), the office of the directors included in the second third will terminate and they will be put up for re-appointment at that meeting.

At the third annual meeting of the Company shareholders to be held after the Company has become a public company (in 2013), the office of the directors included in the third third will terminate and they will be put up for re-appointment at that meeting.

At the three subsequent annual general meetings the aforesaid mechanism will reapply, and so on and so forth.

Any director elected as aforesaid, will be elected for a three-year term (unless his office is terminated in accordance with the provisions of these Articles), so that every year the office of a group of one third of the board of directors will terminate, as aforesaid.

The elected directors shall assume their office commencing from the end of the meeting at which they were elected unless a later date is stipulated in the resolution on their appointment.

19.2.2
The appointment of members of the board of directors (who are not outside directors), will be carried out by the shareholders present at the meeting, in person or by proxy, or by means of a voting paper, by a simple majority of the votes of the shareholders as aforesaid.

19.2.4
If a director who was put up for re-appointment at the general meeting convened to deliberate same is not re-elected, the Company will convene another general meeting, at which another proposed director will be put up for the approval of the meeting.  Notwithstanding the foregoing, the office of the director who has not been re-appointed or his alternate (insofar as he has appointed an alternate in accordance with the provisions of these Articles), will expire on the earlier of:  (1) The additional general meeting as aforesaid; or (2) seventy days from the date of the annual general meeting as aforesaid in Sub-Article 19.2.2 above.  It shall further be clarified that a director appointed as aforesaid will belong to the group of the third to which the director he replaced belonged, so that his office will expire on the date of the general meeting at which the office of the other directors of that third group will expire.

19.2.5
The general meeting may, at any time, by a majority of 75%, dismiss a director and it may decide at that time to appoint another person in his place by a majority of 75%. A director whose dismissal is on the agenda of the meeting will be given a reasonable opportunity to present his position before such meeting.

19.2.6
A special meeting of the Company may appoint directors for the Company in lieu of directors whose office has terminated and also in any case in which the number of members of the board of directors falls below the minimum that has been stipulated in these Articles or by the general meeting by a majority of 75% of the shareholders' votes.  It should be clarified that a director appointed as aforesaid will belong to the group of the third to which the director he replaced belonged, so that his office will expire on the date of the general meeting at which the office of the other directors of that third group will expire.

19.2.7	The foregoing provisions of Sub-Articles 19.2.1 - 19.2.6 shall not apply to the appointment and term in office of outside directors, in respect of whom the provisions of the Companies Law shall apply.

19.2.8
Subject to the provisions of the law in relation to the expiry of the office of a director, but notwithstanding the provisions of Section 230 of the Companies Law, the office of a director shall not be terminated, other than as provided in this Article.

19.3	Appointment of Directors by the Board of Directors

The board of directors may appoint a director or additional directors for the Company, whether in order to fill an office that has become vacant for any reason whatsoever or whether in the capacity of a director or additional directors, provided that the number of directors shall not exceed the maximum number of members of the board of directors. Any director so appointed shall serve up to the first annual meeting held subsequent to his appointment. In the event that the number of directors has fallen below the minimum number of directors, as prescribed in Sub-Article 19.1 above, the remaining directors may only act to convene a general meeting of the Company for the purpose of appointing the vacant positions of directors and up to the date of such meeting, act to conduct the Company's affairs in connection with matters that are pressing.

19.4
Date of Commencement of the Office of a Director - the elected directors shall assume their offices commencing at the end of the general meeting at which they were elected or on the date of their appointment by the board of directors as provided above in Sub-Article 19.3, as the case may be, unless a later date is prescribed in the resolution on their appointment.

19.5
Alternate Director - subject to the provisions of the law, a director may from time to time appoint an alternate director for himself (hereinafter: "alternate director"), dismiss such an alternate director, and may also appoint another alternate director in lieu of any alternate director whose office has been vacated for any reason, either for a specific meeting or permanently.

19.6
A Director's Proxy - any director and any alternate director may appoint a proxy who shall participate and vote in their name at, any meeting of the board of directors or of a board of directors’ committee. Such an appointment may be general or for the purpose of one or a number of meetings. Where a director or an alternate director is present at such a meeting the proxy may not vote in lieu of the director who appointed him.  Such an appointment shall be valid in accordance with the contents thereof or until its revocation by the appointor. A director or an alternate director of the Company may serve as a proxy as aforesaid.

19.7
Termination of the Office of a Director - in the event of a director's position becoming vacant, the remaining directors may continue acting for as long as the number of remaining directors does not fall below the minimum number of directors that has been determined in these Articles or prescribed by the general meeting.  If the number of directors has fallen below the foregoing, the remaining directors may only act in order to convene a general meeting of the Company.

19.8	Holding a Meeting by means of Communication and Without Convening

At a meeting that has been held by the use of any means of communication, it is sufficient that all of the directors who are entitled to participate in the proceedings and in a vote, shall be able to hear each other.

The board of directors may also pass resolutions without actually convening, provided that all of the directors who are entitled to participate in the discussion and to vote on the matter put forward for resolution have agreed not to meet to discuss such matter. Where resolutions have been passed as aforesaid, minutes of such resolutions shall be prepared, including the resolution not to convene and shall be signed by the chairman of the board of directors. The provisions of these Articles shall apply mutatis mutandis to such a resolution. A resolution that has been passed in accordance with this Article shall be valid in all respects as though it had been passed at a duly convened and conducted meeting of the board of directors.

19.9	Remuneration of Members of the Board of Directors - subject to the provisions of the Companies Law the Company may remunerate the Directors for fulfilling their functions as directors.

20.	Chairman of the Board of Directors

20.1
Appointment - the board of directors shall elect one of its members to serve as chairman of the board of directors and will also designate the term in which he is to serve in his office, in the appointing resolution. If not stipulated otherwise in the resolution as to his appointment, the chairman of the board of directors shall serve in such capacity until another person is appointed in his place or until he ceases serving as a director, whichever is the earlier.Where the chairman of the board of directors has ceased serving in office as a director of the Company, the board of directors, at the first board of directors meeting held subsequently, shall elect a new chairman.

20.2
No Casting Vote - In the event of a tie of votes in a resolution of the board of directors, neither the chairman of the board of directors nor any person that has been elected to conduct the meeting, shall have an additional vote.

21.	Directors’ Actions

21.1	Convening a Meeting of the Board of Directors

Any notification of a meeting of the board of directors may be given verbally or in writing provided that such notification is given at least three business days prior to the date designated for the meeting, unless at least 75% of the members of the board of directors, their alternates or their proxies have agreed to shorten the said period of time. The aforesaid notwithstanding, the board of directors may convene for a meeting without notice only in urgent cases and with the consent of a majority of the directors.

Notification as aforesaid shall be given in writing, by facsimile, by electronic mail or by other means of communication and all to such address or the facsimile number, electronic mail address or the address to which notifications can be sent by other means of communication, as the case may be, which the Director furnished to the Company upon his appointment, or in a subsequent written notification to the Company  and shall include reasonable details regarding the issues brought up for discussion at the meeting

Where an alternate or a proxy has been appointed, notification shall be given to such alternate or proxy unless the director has given notice that he wishes that notice shall also be given to him.

21.2
Quorum - the quorum for meetings shall be a majority of members of the board of directors who are not precluded by law from participating in a meeting, or any other quorum as will be prescribed by a majority of the members of the board of directors from time to time.

21.3
Validity of Actions of the Directors in the case of a Disqualified Director -  All such actions as have been taken in good faith at a meeting of the board of directors or by a committee of the board of directors or by any person acting as a director shall be valid, even if it is subsequently discovered that there was a flaw in the appointment of a director or of such a person acting as aforesaid, or that they or one of them was disqualified, as though such a person had actually been duly appointed and was qualified to be a director.

21.4	Committees of the Board of Directors

Subject to the provisions of the Companies Law, the board of directors may appoint board of directors’ committees.

The committees of the board of directors shall report to the board of directors their resolutions or recommendations on a regular basis, as shall be prescribed by the board of directors. The board of directors may cancel the resolution of a committee that has been appointed by it; however, such cancellation shall not affect the validity of any resolution of a committee, pursuant to which the Company acted, vis-à-vis another person, who was not aware of the cancellation thereof. Decisions or recommendations of the committee of the board of directors which require the approval of the board of directors will be brought to the directors' attention a reasonable time prior to the discussion at the board of directors.

22.	Validity of Actions and Approval of Transactions

22.1
Subject to the provisions of any law, all such actions as have been taken by the board of directors or by a committee of the board of directors or by any person acting as a director, or as a member of a committee of the board of directors, or by the general manager, as the case may be, shall be valid even if it is subsequently discovered that there was any flaw in the appointment of the board of directors, a committee of the board of directors, the director who was a member of the committee or the general manager, as the case may be, or that any of the aforesaid officeholders was disqualified from serving in his position.

22.2	Subject to the provisions of the Companies Law:

22.2.1
If a person holds shares in the Company and if a person is an officeholder of the Company, a stakeholder, or an officeholder of any other corporation, including a corporation in which the Company is a stakeholder, or which is a shareholder of the Company, it shall not disqualify the officeholder from serving as an officeholder of the Company. Likewise, an officeholder shall not be disqualified from serving as an officeholder of the Company due to his contractual engagement or due to the contractual engagement of any corporation as aforesaid with the Company in any matter whatsoever and in any manner whatsoever.

22.2.2
The office of a person as an officeholder in the Company shall not disqualify him and/or a relative of his and/or another corporation in which he is a stakeholder from entering into transactions in which the officeholder has a personal interest in any way with the Company.

22.2.3
An officeholder may participate in and vote at discussions in respect of the approval of transactions or acts in which he has a prima facie personal interest, as prescribed in Sub-Articles 22.2.1 and 22.2.2.

22.3
Subject to the provisions of the Companies Law, a general notice that is given to the board of directors by an officeholder or a controlling shareholder of the Company with regard to his personal interest in a particular entity, while giving details of his personal interest, shall amount to disclosure on the part of the officeholder or the controlling shareholder to the Company with regard to his personal interest as aforesaid, for the purpose of the entering into any transaction which is not exceptional, with such an entity.

Chapter Five – Officeholders, Secretary, Internal Auditor and Auditor

23.	General Manager

23.1
The board of directors may, from time to time, appoint a general manager for the Company and may further appoint more than one general manager. The board of directors may further dismiss the general manager or replace him at any time it deems fit, subject to the provisions of any agreement between him and the Company. The general manager will be responsible for the day-to-day management of the Company's affairs within the framework of the policy determined by the board of directors and subject to its directives.

23.2
The general manager will have all the powers of management and performance that were vested, pursuant to the Law or these Articles, or by virtue thereof, in another organ of the Company, apart from such powers as have been transferred from him to the board of directors. The general manager will be supervised by the board of directors.

23.3	The general manager may, subject to the approval of the board of directors, delegate some of his powers to another, who is his subordinate; the approval may be general and in advance.

23.4
Without derogating from the provisions of the Companies Law and any law, the general manager will submit to the board of directors, reports on such issues, on such dates and in such scope as shall be determined by the board of directors, either by means of a specific resolution or within the ambit of the board of directors' procedures.

23.5
The general manager will give notice to the chairman of the board of directors, without delay, of any exceptional matter that is material to the Company. If the Company has no chairman of the board of directors or if the chairman of the board of directors is unable to fulfill his function, the general manager will give a notice to that effect to all members of the board of directors.

23.6
The general manager may from time to time appoint officeholders for the Company (apart from directors and general manager), for permanent, temporary or special functions, as the general manager finds fit and the general manager may further terminate the services of one or more of the foregoing at any time.

24.	Internal Auditor

24.1	The Company's board of directors will appoint an internal auditor, at the recommendation of the audit committee.

24.2	The officer in charge of the internal auditor at the organization will be the chairman of the board of directors.

24.3	The internal auditor will submit for the approval of the audit committee a proposed annual or periodic work plan and the audit committee will approve it with such amendments as it finds fit.

25.	Secretary

The board of directors may appoint a Company secretary, on such terms as it shall deem appropriate, and appoint a deputy secretary and determine the scope of their functions and their authorities. Where a Company secretary has not been appointed, the general manager, or whoever he designates to this end, and in the absence of a general manager, whoever is empowered for such purpose by the board of directors, shall perform the secretary's functions that are prescribed under any law, in accordance with these Articles and in accordance with a resolution of the board of directors.

The Company secretary will be responsible for all the documents that are kept at the registered office of the Company and for maintaining all the registers that the Company maintains by law.

26.	Auditor

26.1	Subject to the provisions of the Companies Law, the general meeting may appoint an auditor for a period that exceeds one year, as the general meeting shall decide.

26.2
The board of directors, following receipt of the audit committee's or the financial statement committee's (as determined by the board of directors) recommendations shall determine the remuneration of the Company's auditor for audit work as well as his remuneration for other services that are not audit work, unless otherwise determined by the general meeting of the Company.

Chapter Six - Preservation of the Capital of the Company and its Distribution

27.	Distribution and Allocation of Bonus Shares

The Company's resolution on distribution of dividend, bonus shares or any other distribution, including any distribution that does not comply with the profit test prescribed in the Companies Law and the terms thereof, shall be passed by the board of directors of the Company.

28.	Dividends and Bonus Shares

28.1	Right to a Dividend or to Bonus Shares

28.1.1
A dividend or bonus shares shall be distributed to whoever is registered in the register of shareholders of the Company on the date of the resolution as to such distribution or on such other date as shall be prescribed in such resolution. 4

28.2	Payment of the Dividend

28.2.1
The board of directors may resolve that the dividend be paid, in whole or in part, in cash or by means of distribution of assets in kind, including in securities or in any other manner, at its discretion.

The Company’s board of directors may, before resolving to distribute any dividend, allocate out of the profits, any amounts as it shall deem fit for a general fund or a reserve fund for the distribution of dividend, distribution of bonus shares or for any other purpose whatsoever, as the board of directors shall resolve at its discretion.

Pending the realization of the said funds, the board of directors may invest any sums so allocated and the monies in the funds in any investment whatsoever, as it shall deem fit, deal with such investments, alter them or make any other use thereof, and it may subdivide the reserve fund into special funds and use any fund or any part thereof for the Company's affairs, without holding it separately from the other assets of the Company, all at the discretion of the board of directors and under such terms as it shall determine.

28.2.2	The Method of Payment5

If no other provisions have been prescribed in the resolution as to distribution of the dividend it will be permissible to pay any dividend, after deduction of the requisite tax under any law, by check to the beneficiary only, which shall be sent by registered mail to the registered address of the shareholder that is entitled to it, or by bank transfer.  Any such check shall be drawn in favor of the person to whom it has been sent.  A dividend in kind shall be distributed as stipulated in the distribution resolution.

In the event of joint registered shareholders, the check shall be sent to the shareholder whose name is recorded first in the register of shareholders in relation to the joint ownership.

Sending of a check to a person whose name, on the effective date, is registered in the register of shareholders as the holder of a share, or in the event of joint holders - of one of the joint holders, shall constitute discharge in respect of all the payments made in relation to such share.

4 It shall be clarified that so long as the Company shares are listed for trading on the Stock Exchange, any dividend or bonus shares will be distributed to whoever is registered in the register of shareholders of the Company on the effective date determined on the date of the resolution.
5 It should be clarified that so long as the Company shares are listed for trading on the Stock Exchange the provisions of this Sub-Article 28.2.2 shall not apply.

The Company may resolve that a check below a certain amount, shall not be sent and amounts of the dividend that should have been paid as aforesaid shall be treated as unclaimed dividend.

The Company may offset against the dividend to which a shareholder is entitled, any debt of such shareholder to the Company, whether or not the time for payment thereof has fallen due.

28.2.3	Unclaimed Dividend

The board of directors may invest any amount of dividend that has not been claimed for a period of one year after having been declared, or use it otherwise for the benefit of the Company until it is claimed. The Company will not be compelled to pay interest or linkage in respect of an unclaimed dividend.

After one year has elapsed from the due date of any unclaimed dividend, the Company may use the unclaimed dividend as aforesaid for any purpose whatsoever and the shareholder who is entitled to such unclaimed dividend will have no claim and/or demand in relation thereto.

28.3	Method of Capitalization of Profits into Capital Funds and Distribution of Bonus Shares

28.3.1	Funds

The board of directors may, at its discretion, set aside into special capital funds, any amount out of the Company’s profits, or arising from a revaluation of its assets, or its pro rata stake in the revaluation of assets of its affiliated companies and determine the designation of such funds.  The board of directors may also cancel such funds.

28.3.2
Distribution of Bonus Shares – Subject to the provisions of the Companies Law, the board of directors may resolve to allocate bonus shares and render share capital as part of the Company's profits, within the meaning thereof in Section 302 (b) of the Companies Law, from premium on shares or from any other source contained in its equity, referred to in its last financial statements, in such sum as shall be determined by the board of directors and which shall not fall below the nominal value of the bonus shares.

Allocated bonus shares shall be deemed as fully repaid.

The board of directors resolving to allocate bonus shares may resolve that the Company will transfer to a special fund designated for future distribution of bonus shares, such amount as the rendering thereof into share capital will be sufficient to allocate to whoever, at that time, for any reason whatsoever, has a right to purchase shares in the Company (including a right exercisable only on a subsequent date), bonus shares which would have been due to him had he exercised the right to purchase the shares on the eve of the effective date for the right to receive the bonus shares (hereinafter, in this Article: the "effective date"). If after the effective date, the holder of the said right should exercise his right to purchase all or any of the shares, the Company will allocate bonus shares to him, having a par value and to which he would have been entitled had he exercised the right to purchase the shares which he actually purchased, on the eve of the effective date. The bonus shares will entitle their owners to participate in distribution of dividends as of the date designated by the board of directors.  For the purpose of determining the amount to be transferred to the said special fund, any amount transferred to this fund for previous distributions of bonus shares shall be treated as having already been capitalized, where shares entitling the holders of the right to purchase shares, have been allocated therefrom, for bonus shares.

For the purpose of distribution of bonus shares, the board of directors may, as it sees fit, resolve any difficulty that might arise and make adjustments, such as deciding that fractions of  a share shall not be distributed, issue certificates in respect of an aggregate quantity of share fractions, sell such fractions and pay the proceeds from the sale thereof to those entitled to receive the fractions of the bonus shares and may also decide that cash payments shall be made to the shareholders, or that fractions of a lesser value than a stipulated amount (and if not stipulated then amounts which are less than NIS 50) shall not be brought into account in making such adjustments. Notwithstanding the foregoing, a shareholder will be entitled to apply to the Company and ask that such payment be made to him at the Company's offices.

29.	Acquisition of Company Shares

The Company may acquire its own securities. Where the Company has acquired securities as aforesaid it may cancel them.

Chapter Seven - Exemption, Indemnification and Insurance of Officeholders

30.	Exemption of Officeholders

The Company may exempt an officeholder therein, in advance or post factum, from some or all of his liability for damage as a result of breach of a duty of care vis-à-vis the Company, to the maximum extent that is permissible under any law.

31.	Indemnification of Officeholders

The Company may indemnify its officeholders to the maximum extent permissible under any law. Without derogating from the generality of the foregoing, the following provisions shall apply:

31.1
The Company may indemnify an officeholder therein in respect of a liability, payment or expense imposed on him or that he has incurred as a result of an action, which he took by virtue of his being an officeholder of the Company, as follows:

31.1.1	Any financial liability imposed on him in favor of another person under a judgment, including a judgment entered under a settlement or an award approved by a court.

31.1.2
Reasonable litigation fees, including lawyer’s fee, incurred by the officeholder due to any investigation or proceeding conducted against him by any authority competent to conduct an investigation or proceeding, at the end of which no indictment was filed against him and no financial liability was levied on him as an alternative for a criminal proceeding, or at the end of which no indictment was filed against him but a financial liability was levied as an alternative for a criminal proceeding in an offense not requiring proof of mens rea or in connection with a monetary sanction.

31.1.3
Reasonable litigation expenses, including lawyer's fees paid by the officeholder, or with which he was charged by the Court, in a proceeding filed against him by the Company or on its behalf or by any other person, or in criminal charges from which he was acquitted, or in criminal charges in which he was convicted of an offense which does not require proof of mens rea.

31.1.4	A payment for the party harmed by the breach, as aforesaid in Section 52(54)(a)(1)(a) of the Securities Law (the "Party Harmed by the Breach").

31.1.5	Expenses incurred by an officer in connection with an Administrative Proceeding conducted in his matter, including reasonable litigation expenses, including legal fees.

31.1.6	Any other liability or expense for which it is permitted and/or will be permitted by law to indemnify an officeholder.

31.2	Advance Indemnification

The Company may give an undertaking in advance to indemnify an officeholder for a liability, payment or expense as specified above in Sub-Article 31.1.1., provided that such advance indemnity undertaking shall be limited to such events as, in the opinion of the board of directors, are anticipated in view of the Company's actual activity at the time of giving the indemnity undertaking, and to such amount or criterion as the board of directors have determined to be reasonable under the circumstances of the case, and further provided that such undertaking shall state the events that in the opinion of the board of directors are anticipated in view of the Company's actual activity at the time of giving such undertaking as well as the amount or criterion that the board of directors have determined to be reasonable in the circumstances of the case. And the Company may also give an indemnity undertaking in advance to an officeholder in respect of liabilities or an expense as specified in Articles 31.1.2, 31.1.3, 31.1.4, and 31.1.5 above.

31.3	Retroactive Indemnification

 The Company may indemnify an officeholder therein ex post facto.

32.	Officeholders’ Insurance

32.1
The Company may insure its officeholders to the maximum extent permitted under any law. Without derogating from the generality of the foregoing, the Company may enter into a contract for insuring the liability of an officeholder in the Company in respect of a liability or a payment that may be imposed on him as a result of an action that he has taken in his capacity as officeholder in the Company, in any of the following cases:

32.1.1	Breach of the duty of care to the Company or to any other person;

32.1.2
Breach of a fiduciary duty vis-à-vis the Company, provided that the Officeholder acted in good faith and had reasonable grounds to assume that his act would not compromise the Company's best interests;

32.1.3	Financial liability imposed on him in favor of another person;

32.1.4	Payment to the Party Harmed by the Breach;

32.1.5	Expenses incurred by an officer in connection with an Administrative Proceeding conducted in his matter, including reasonable litigation expenses, including legal fees;

32.1.6	Any other event for which it is permitted and/or will be permitted pursuant to the law to insure the liability of an officeholder.

33.	Exemption, Indemnification and Insurance - General

33.1
It is neither the intention of the foregoing provisions in relation to exemption, indemnification and insurance, nor will there be any future intention, to restrict the Company in any way from entering into a contract in relation to exemption, insurance or indemnification of the parties specified hereunder:

33.1.1	A person who is not an officeholder of the Company, including employees, contractors or consultants of the Company who are not officeholders of the Company;

33.1.2
Officeholders in other companies. The Company may enter into a contract in relation to exemption, indemnification and insurance of officeholders in companies under its control, related companies and other companies in which it has any interest, to the maximum extent permitted under any law, and in this context the foregoing provisions in relation to exemption, indemnification and insurance of officeholders in the Company shall apply, mutatis mutandis.

33.2
It should be clarified that in this Chapter, an undertaking in relation to exemption, indemnification and insurance of an officeholder as aforesaid may also be valid after the office of such officeholder in the Company has terminated.

Chapter Eight - Merger, Winding Up and Reorganization of the Company

34.	Merger

34.1	The requisite majority for approval of a merger by the general meeting shall be a simple majority.

35.	Liquidation

35.1
If the Company is wound up, whether voluntarily or otherwise, the liquidator may, with the approval of a general meeting, distribute in specie parts of the Company's assets among the shareholders, and he may, with like approval, deposit such part of the Company's assets with trustees for the benefit of the shareholders, as the liquidator, with such approval, shall deem appropriate.

35.2
Subject to special rights of shares, where shares have been issued with special rights, the Company's shares shall have equal rights inter se in relation to the amounts of capital that have been paid or that have been credited as paid in respect of the nominal value of the shares, in connection with the surrender of capital and participation in a distribution of surplus assets of the Company upon liquidation.

36.	Reorganization of the Company

36.1
Upon the sale of assets of the Company, the board of directors, or the liquidators (in the case of liquidation) may, if they have been duly authorized to do so in a resolution that has been passed by a simple majority at the general meeting of the Company, accept shares that are either fully or partially paid up, debentures or securities of another company, either Israeli or foreign, whether it has been incorporated or is about to be incorporated, for the purchase of all or any of the Company's assets, and the directors (if the Company's profits so allow) or the liquidators (in case of a liquidation), may distribute, among the shareholders, the shares or securities as aforesaid or any other assets of the Company without realizing them, or deposit them with trustees on behalf of the shareholders.

36.2
The general meeting may, by a resolution to be passed by the general meeting of the Company by a simple majority, decide as to a valuation of the securities or assets as aforesaid at such price and in such manner as the general meeting shall decide, and all the shareholders will be bound to accept any valuation or distribution that has been authorized as aforesaid and to waive their rights in this context, except, in the event that the Company is about to be wound-up or is in the process of winding-up, for such legal rights (if any) which, under the provisions of the law, cannot be amended,  revised, or contracted out.

Chapter Nine - Notifications

37.	Notices

37.1
A notification or any other document may be delivered by the Company to any shareholder who appears in the register of shareholders of the Company, either personally or by sending by registered mail addressed in accordance with the registered address of such shareholder in the register of shareholders or to such address as the shareholder has notified in writing to the Company as his address for the delivery of notifications, or by publication of notices in two newspapers in Israel, or by means of publishing an immediate report on the Magna system.

37.2
All notices to be given to the shareholders shall, in relation to shares that are jointly held, be given to such person whose name appears first in the register of shareholders and any notification that is given in such manner shall be sufficient notification to all the joint shareholders.

37.3
Any notification or other document which is delivered or sent to a shareholder in accordance with these Articles shall be deemed to have been duly delivered and sent in respect of all the shares held by him (whether as regards Shares held by him alone or by him jointly with others), even where such shareholder has passed away at that time or became insolvent, or an order has been issued for its winding up, or a trustee or liquidator or receiver has been appointed for his shares (whether or not the Company was aware of the occurrence of such event), until another person is registered in the register of shareholders instead of him as the holder thereof, and delivery or sending of a notification or document as aforesaid shall be deemed to be sufficient delivery or dispatch to any person who has a right to such shares.

37.4
Any notification or other document that has been sent by the Company in the mail to an address in Israel shall be deemed to have been delivered within 48 hours from the day on which the letter containing such notification or document was dispatched at the post office or within 96 hours in the event that the address is overseas, and for the purpose of proving delivery, it shall be sufficient to prove that the letter containing the notification or the document was duly addressed and was dispatched at the post office. Any notice or document delivered by means of notifications in newspapers or via an immediate report on the Magna system, will be deemed to have been delivered on the date of publishing the notice or on the date of publishing the immediate report as aforesaid.

37.5
The Company is not obliged to give notice of a general meeting to shareholders except in so far as this is mandatory by law. The notice of a general meeting shall specify the place and the time for the convening of the meeting, its agenda, a summary of the proposed resolutions and any other specification as is required under law.

37.6
Accidental omission in giving notice of a general meeting to any shareholder or non-receipt of a notification as to a meeting or other notification by any shareholder shall not invalidate a resolution that has been passed at such meeting, or cause the invalidation of processes based on such notification.

37.7	Notices to directors may be given in any manner to be determined by the board of directors.

37.8
Any shareholder and any member of the board of directors may waive his right to receive notification, or his right to receive notification within a specific period of time, and may agree that a general meeting of the Company or a meeting of the board of directors, as the case may be, shall convene and be held despite his not having received notification or despite such notification not having been received by him within the required time.

*           *           *